UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2020 (April 1, 2020)

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information in Item 8.01 is hereby incorporated by reference.
Item 8.01. Other Events.
i3 Verticals, Inc. (the “Company”) today announced certain proactive actions in response to the significant ongoing uncertainty around the severity and duration of the COVID-19 pandemic.
Gregory Daily, the Chairman and Chief Executive Officer of the Company, informed the Company’s Board of Directors (the “Board”) and Compensation Committee of the Board that he wished to voluntarily waive his annual base salary for six (6) months. As a result, the Compensation Committee approved Mr. Daily’s request effective April 1, 2020, except that Mr. Daily will continue to receive the employee cost of his health insurance premium.
The Company is temporarily furloughing a portion of its employees. The employees on furlough will continue to receive their previously elected employee benefits, including medical, dental, and vision benefits. Additionally, the Company has implemented a workforce reduction program that includes the elimination of certain positions as well as a general reduction in headcount. The total number of employees impacted by the furlough and workforce reduction represents approximately 12% of the Company’s workforce. The Company expects to incur immaterial charges in connection with this action, primarily all of which represent future cash expenditures for the payment of severance, related benefits costs and certain modifications to equity compensation arrangements in the third quarter of fiscal 2020.
As a result of the continuing uncertainty around the severity and duration of the COVID-19 pandemic, the Company is withdrawing its financial outlook issued on February 10, 2020 for the fiscal year ending September 30, 2020. The Company expects to provide an update on the impact of COVID-19 on its liquidity, business operations, financial condition and results of operations in its second quarter 2020 earnings release, during its second quarter earnings call and in its Form 10-Q for the quarter ended March 31, 2020.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of federal securities laws, including statements related to the COVID-19 pandemic. Forward-looking statements include those that convey management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions, the performance of financial and credit markets, the economic environment for the payments industry, operating risks associated with the Company’s strategic vertical markets, concerns with or threats of pandemics, contagious diseases or health epidemics, including the effects of the COVID-19 pandemic, risks related to restructuring or strategic initiatives, as well as the risks described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, subsequent events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 3, 2020

i3 VERTICALS, INC.

By:	/s/ Clay Whitson
Name:	Clay Whitson
Title:	Chief Financial Officer